Exhibit 99.1
NxStage Reports Record Second Quarter 2011 Financial Results and Raises Revenue Guidance For 2011
Highlights:
- Revenue Increases to $53.8 million, up 22% from Q2’10
- Home Market Increases to $27.0 million, up 30% from Q2’10
- Gross Margin Increases to 35%, up from 31% in Q2’10
- Company Announces Extension of Agreement in the Home Market with Large Customer
LAWRENCE, Mass., August 3, 2011 — NxStage Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported record financial results for the second quarter of 2011 ended June 30, 2011, with total revenue well above the top end of its guidance range.
Revenue for the second quarter of 2011 increased to $53.8 million, an increase of 22 percent when compared with revenue of $44.0 million for the second quarter of 2010. The increase was driven by strong performance across all three markets: Home, Critical Care and In-Center.
The Company grew Home revenue to $27.0 million for the second quarter of 2011, representing an increase of 30 percent when compared with revenue of $20.8 million for the second quarter of 2010. Critical Care revenue grew to $8.6 million for the second quarter of 2011, representing an increase of 29 percent when compared with revenue of $6.7 million for the second quarter of 2010. Revenue in the In-Center market, from the Company’s Medisystems business, increased to $18.2 million for the second quarter of 2011, representing an increase of 10 percent when compared with revenue of $16.5 million for the second quarter of 2010.
“Building on last quarter’s momentum, we delivered strong results across our business and topped expectations,” stated Jeffrey H. Burbank, CEO of NxStage Medical, Inc. “With the first and only truly portable hemodialysis system cleared for home use by the FDA and similar competition still a number of years away, we see significant opportunities for growth, continued innovation and expansion within the Home. Given the strength that we’re seeing across all markets and the growth in our opportunity pipeline, we’re raising our revenue outlook for 2011 to a range of $210 million to $215 million.”
NxStage reported a net loss of $5.6 million, or ($0.10) per share, for the second quarter of 2011 compared with a net loss of $8.3 million, or ($0.17) per share, for the second quarter of 2010.

For the second quarter of 2011, the Company reported Adjusted EBITDA, adjusted for stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses of $1.8 million, compared with an Adjusted EBITDA loss of $0.2 million in the second quarter of 2010. (See the exhibits for a reconciliation of this non-GAAP measure.)
NxStage announced that it recently concluded its renegotiation of its United States home market agreement with one of its largest customers and signed an amendment to that agreement, extending the term to December 31, 2012, and up to one additional year thereafter. The amended agreement covers the use of NxStage’s products for home hemodialysis.
Separately, NxStage announced that pursuant to its agreement with DaVita, for the period ended June 30, 2011, DaVita achieved System One home patient growth targets that entitled it to become vested in warrants to purchase 250,000 shares of NxStage common stock.
Guidance:
For the third quarter of 2011, the Company is forecasting revenue to be within a range of $53.5 to $54.5 million. At this revenue level, the Company would expect a net loss in the range of $5.0 to $6.0 million or ($0.09) to ($0.11) per share, and Adjusted EBITDA in the range of $1.0 to $2.0 million for the third quarter of 2011.
Supported by its strong performance in the first half of 2011, the Company now anticipates revenue for the 2011 fiscal year to be in a range of $210 to $215 million, compared with its prior guidance for revenues to be in a range of $205 to $213 million. The Company is maintaining its guidance for a net loss in the range of $19 to $23 million or ($0.36) to ($0.43) per share, and for Adjusted EBITDA to be in the range of $6.0 million to $10.0 million for the 2011 fiscal year. As a result of the impact of unfavorable foreign exchange and the acceleration of the transition of our blood tubing sets to in-house manufacturing, the Company expects fourth quarter gross margin percentage to be at around the low end of its previously announced guidance of 38 to 42 percent.
This release contains a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.
Conference Call:
NxStage will also host a conference call today at 9:00 a.m. Eastern Time to discuss its second quarter financial results. To listen to the conference call, please dial 800.510.9836 (domestic) or 617.614.3670 (international). The passcode is 68598834. The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
A replay of the conference call will be available 2 hours after the conclusion of the call through August 10, 2011. To access the replay dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 87428332. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com/ir.cfm.
About NxStage

NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company’s products, anticipated operating results, including revenues, loss, gross margin and Adjusted EBITDA numbers, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Inc., and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the period ended March 31, 2011.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations
ksheppard@nxstage.com
Non-GAAP Financial Measure
The Company discloses a certain non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses) to understand operational cash usage. The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues	$53,768	$44,008	$104,332	$84,416
Cost of revenues	34,903	30,246	67,434	58,841

Gross profit	18,865	13,762	36,898	25,575

Operating expenses:
Selling and marketing	9,369	8,565	18,579	16,582
Research and development	3,589	3,202	7,306	6,237
Distribution	4,431	3,632	8,589	7,043
General and administrative	5,460	5,643	11,042	10,581

Total operating expenses	22,849	21,042	45,516	40,443

Loss from operations	(3,984)	(7,280)	(8,618)	(14,868)

Other expense:
Interest expense	(1,170)	(1,148)	(2,327)	(2,256)
Other (expense) income, net	(170)	330	(196)	213

	(1,340)	(818)	(2,523)	(2,043)

Net loss before income taxes	(5,324)	(8,098)	(11,141)	(16,911)

Provision for income taxes	226	158	419	344

Net loss	$(5,550)	$(8,256)	$(11,560)	$(17,255)

Net loss per share, basic and diluted	$(0.10)	$(0.17)	$(0.22)	$(0.37)

Weighted-average shares outstanding, basic and diluted	54,014	47,492	53,716	47,228

NxStage Medical, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$100,426	$104,339
Accounts receivable, net	15,889	14,107
Inventory	39,213	34,950
Prepaid expenses and other current assets	2,475	2,084

Total current assets	158,003	155,480

Property and equipment, net	12,540	8,290
Field equipment, net	13,036	13,660
Deferred cost of revenues	40,458	40,081
Intangible assets, net	24,013	25,412
Goodwill	42,698	42,698
Other assets	675	473

Total assets	$291,423	$286,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,620	$16,811
Accrued expenses	14,201	19,537
Current portion of long-term debt	16	43

Total current liabilities	36,837	36,391

Deferred revenues	55,995	55,366
Long-term debt	41,818	40,454
Other long-term liabilities	5,639	1,754

Total liabilities	140,289	133,965

Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2011 and December 31, 2010	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 55,172,136 and 54,043,317 shares issued as of June 30, 2011 and December 31, 2010, respecitvely	55	53
Additional paid-in capital	479,186	465,642
Accumulated deficit	(319,986)	(308,426)
Accumulated other comprehensive income	395	85
Treasury stock, at cost: 480,923 and 325,104 shares as of June 30, 2011 and December 31, 2010, respectively	(8,516)	(5,225)

Total stockholders’ equity	151,134	152,129

Total liabilities and stockholders’ equity	$291,423	$286,094

NxStage Medical, Inc.
Cash Flows from Operating Activities
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(11,560)	$(17,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,459	11,077
Stock-based compensation	6,701	6,875
Other	1,737	1,128
Changes in operating assets and liabilities:
Accounts receivable	(1,753)	(527)
Inventory	(13,363)	(13,327)
Prepaid expenses and other assets	(546)	(404)
Accounts payable	5,471	(399)
Accrued expenses and other liabilities	(2,446)	3,060
Deferred revenues	629	8,745

Net cash used in operating activities	$(3,671)	$(1,027)

NxStage Medical, Inc.
Revenues by Segment
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
System One segment
Home	$27,013	$20,815	$53,058	$39,858
Critical Care	8,591	6,652	16,029	12,711

Total System One segment	35,604	27,467	69,087	52,569
In-Center segment	18,164	16,541	35,245	31,847

Total	$53,768	$44,008	$104,332	$84,416

NxStage Medical, Inc.
Non-GAAP Financial Measures
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net loss	$(5.6)	$(8.3)	$(11.6)	$(17.3)
Less: Depreciation, amortization, interest, and taxes	7.3	6.5	14.4	13.4
Less: Adjusting items*	0.1	1.6	0.1	2.4

Adjusted EBITDA gain (loss)	$1.8	$(0.2)	$2.9	$(1.5)

*	Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses

NxStage Medical, Inc.
Non-GAAP Financial Guidance
(amounts in millions)

	Three Months Ended
	September 30, 2011
	High	Low
	Estimate	Estimate
Net loss	$(5.0)	$(6.0)
Less: Depreciation, amortization, interest, and taxes	6.9	6.9
Less: Adjusting items*	0.1	0.1

Adjusted EBITDA gain	$2.0	$1.0

*	Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses